                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.  )

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Bergstrom Capital Corporation
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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               PRELIMINARY PROXY MATERIALS DATED AUGUST 26, 1998

                         BERGSTROM CAPITAL CORPORATION
                         505 MADISON STREET, SUITE 220
                           SEATTLE, WASHINGTON  98104
                                _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 9, 1998

To the Stockholders of
 BERGSTROM CAPITAL CORPORATION

     NOTICE IS HEREBY GIVEN that by order of the Board of Directors, the Annual Meeting of Stockholders of Bergstrom Capital Corporation, a Delaware corporation (the "Company"), will be held in the Cutter Room, The Rainier Club, Fourth Avenue and Marion Street, Seattle, Washington, on November 9, 1998, at 11:00 a.m., Seattle time, for the following purposes, all as more fully described in the accompanying Proxy Statement:

          1. To elect one director to hold office until the Annual Meeting of Stockholders in 2001 and until his successor shall be elected and shall qualify;

          2. To ratify or reject the selection by the Company's Board of Directors of Deloitte & Touche LLP as the independent accountants of the Company for the year ending December 31, 1998;

          3. To approve or disapprove a new Investment Management and Advisory Agreement (the "New RCM Agreement") between the Company and Dresdner RCM Global Investors LLC; and

          4. To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 14, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof, and only stockholders of record at the close of business on such date are entitled to so vote. The stock transfer books of the Company will not be closed. A complete alphabetical listing of stockholders entitled to vote at the meeting or any adjournment thereof, including their addresses and number of shares registered in the name of each such stockholder, will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for the ten days prior to the meeting, at the office of the Company in Seattle, Washington, specified above, and will be available for inspection by any stockholder at the time of the meeting, at the place thereof.

     THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING ALL OF THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, RECOMMENDS THAT STOCKHOLDERS ELECT THE NOMINEE FOR DIRECTOR, RATIFY THE SELECTION OF AUDITORS AND APPROVE THE NEW RCM AGREEMENT BY VOTING FOR THE NOMINEE LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 IN THE ENCLOSED PROXY.

     Please execute and return the enclosed Proxy promptly in the enclosed envelope, whether or not you intend to be present at the meeting. You are urged to attend and vote in person. If you are not able to attend, it is important that your shares be represented by Proxy. You may revoke your Proxy at any time before it is voted.

                                    By Order of the Board of Directors


                                    Pamela A. Fiorini
                                      Secretary
Seattle, Washington
September __, 1998

                         BERGSTROM CAPITAL CORPORATION

                         505 MADISON STREET, SUITE 220
                           SEATTLE, WASHINGTON 98104

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bergstrom Capital Corporation, a Delaware corporation (the "Company"), of Proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on November 9, 1998, and any adjournment thereof, for action upon the matters set forth in the foregoing Notice of Annual Meeting of Stockholders.

     All shares represented by each properly signed Proxy received prior to the meeting will be voted at the meeting. If a stockholder specifies how the Proxy is to be voted on any of the business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, the Proxy will be voted FOR the election of the director nominated by the Board of Directors (Proposal 1) and FOR Proposals 2 and 3. The Proxy may be revoked by a stockholder, at any time prior to its use, by written notice to the Company, by submission of a subsequent Proxy or by voting in person at the meeting.

     If a vote is taken on adjournment of the meeting, or any other procedural matters, Proxies will be voted at the discretion of the persons voting the Proxies so as to facilitate the election of the director nominated by the Board of Directors (Proposal 1) and the adoption of Proposals 2 and 3. Accordingly, absent contrary instructions on the Proxy card, Proxies withholding votes on Proposal 1 or abstaining on or opposing Proposal 2 or 3 may be voted on procedural matters, such as adjournment, to facilitate an opposite result.

     The representation in person or by proxy of at least one-third of the shares of Capital Stock entitled to vote is necessary to constitute a quorum for transacting business at the meeting. For purposes of determining the presence of a quorum, abstentions, withheld votes and broker "non-votes" will be counted as present. Broker "non-votes" occur when the Company receives a Proxy from a broker or nominee who does not have discretionary power to vote on a particular matter and has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the Proxy. Withheld votes and broker non-votes will not be counted in favor of or against, but will have no other effect on, the vote for Proposals 1 and 2. Abstentions will have the effect of a vote against Proposals 2 and 3. Broker non-votes will have the effect of a vote against Proposal 3.

     The cost of solicitation, including postage, printing and handling, and the expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal interviews. This Proxy Statement and the enclosed form of Proxy were first mailed to stockholders on or about October 2, 1998.

     At the close of business on September 14, 1998, the record date for the determination of stockholders entitled to vote at the meeting, there were outstanding __________ shares of Capital Stock. Each share is entitled to one vote.

     The following table sets forth information as of June 30, 1998 with respect to all persons known by the Company to be the beneficial owners of more than 5% of the Company's Capital Stock and with respect to the beneficial ownership of the Company's Capital Stock by all directors and executive officers of the Company as a group:


                                AMOUNT AND NATURE OF        PERCENT
           NAME                BENEFICIAL OWNERSHIP (1)    OF CLASS
           ----                ------------------------    ---------
Erik E. Bergstrom                     222,460(2)             21.92%
  P.O. Box 126
  Palo Alto, CA  94302

Directors and executive               230,810(3)             22.74%
  officer as a group
  (5 persons)

_________________________________

(1) Sole voting and investment power unless otherwise indicated in the notes below.

(2) Includes 65,781 shares owned by Federal United Corporation and 6,779 shares owned by Bergstrom Advisers, Inc., corporations controlled by Mr. Bergstrom. Does not include 24,000 shares beneficially owned by Mr. Bergstrom's wife, 20,000 shares owned by Erik E. and Edith H. Bergstrom Foundation, Inc., and 14,305 shares owned by Sharon's Trust, of which Mr. Bergstrom is one of three trustees, as to all of which Mr. Bergstrom disclaims any beneficial interest.

(3) Includes the shares shown in the table above as beneficially owned by Mr. Bergstrom. See "ELECTION OF DIRECTOR" for information regarding shares owned by the other directors and the executive officer.

     So far as is known to management of the Company, on June 30, 1998 no other person owned beneficially more than 5% of the Capital Stock of the Company, although on such date Cede & Co., a nominee of Depository Trust Company ("DTC"), owned of record 708,828 shares of Capital Stock of the Company, including a portion of the shares beneficially owned by Mr. Bergstrom, or approximately 69.8% of the number of shares outstanding as of such date. DTC is a depository of securities for brokers, dealers and other institutional investors.
Securities are so deposited for the purpose of permitting book entry transfers of securities among such investors. Except as otherwise indicated above, the Company does not know the names of beneficial owners of Capital Stock which is on deposit with DTC.

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS 1997 ANNUAL REPORT AND 1998 SEMI-ANNUAL REPORT TO ANY STOCKHOLDER UPON REQUEST BY TELEPHONE AT 1-800-426-5523 OR IN WRITING DIRECTED TO: STATE STREET BANK AND TRUST COMPANY, P.O. BOX 8200, BOSTON, MASSACHUSETTS, 02266-8200.

     State Street Bank and Trust Company is the custodian, accounting agent, transfer agent and dividend paying agent for the Company. William L. McQueen & Associates, whose address is the same as that of the Company, provides certain administrative services to the Company, as described herein under "ELECTION OF DIRECTOR -- Officers of the Company."

     Each proposal to be voted upon has been independently considered by the Board of Directors. The Board of Directors is recommending that stockholders vote FOR the election of the director nominated by the Board of Directors (Proposal 1) and FOR Proposals 2 and 3.

                             ELECTION OF DIRECTOR

                                 (PROPOSAL 1)

EXPLANATION AND HISTORY OF COMPANY'S CLASSIFIED BOARD OF DIRECTORS

     At the 1979 Annual Meeting of Stockholders of the Company, approximately 84% of the shares voted on the proposal were cast in favor of a proposal to amend the Certificate of Incorporation to classify directors into three classes, each of approximately the same size, with one class of directors to be elected annually. In addition, the stockholders then approved amendments to the Certificate of Incorporation to require the affirmative vote of at least two-thirds of the number of shares of voting stock outstanding to approve any proposal to dissolve, merge or consolidate the Company, to sell its assets or to effect any amendment to the Certificate of Incorporation to make the stock a redeemable security (or to amend any of the foregoing provisions). The impetus for these proposals was the Board of Directors' awareness that there were efforts being made to effect structural changes in other closed-end investment companies, such as dissolution or merger, or causing the companies to become open-ended and thus stand ready to redeem their outstanding shares. The Board of Directors is not aware of any such efforts currently being made with respect to the Company.

     The Board of Directors believed in 1979 and continues to believe that the primary purpose of such structural changes is to generate a one-time profit through the elimination of the discount between the market price and the net asset value of closed-end investment companies. The Board of Directors also believed that the present closed-end structure which was adopted by the Company when it was founded in 1968 was a more appropriate vehicle for long-term capital growth, since there is no need to consider the possible impact of purchases and redemptions upon investment strategy, which, in the Board's view, would be a consideration if the Company were open-ended. Further, in the event the Company were an open-end mutual fund, and its share redemptions exceeded sales of new shares, the amount of its assets would decline, as would the advisory fee paid to the Company's investment adviser, unless an increase in this fee were approved by the Board of Directors and stockholders.

     One of the purposes of the 1979 amendments was to discourage attempts to take over control of the Company in a transaction not approved by the Company's Board of Directors by making it more difficult for anyone to obtain control in a short time and thereby impose his will on the remaining stockholders. With respect to the classified Board of Directors which was approved at the 1979 Annual Meeting, the Board then believed and continues to believe that a staggered election of directors moderates the pace of any attempted change in management by extending the time required to elect the majority of the directors from one to two years. Further, under Delaware law, directors who are members of a board which is classified (as is the case of the Company's Board) may not be removed from office except for cause unless the Certificate of Incorporation provides otherwise, which the Company's does not.

NOMINEE FOR ELECTION AND DIRECTORS

     At the Annual Meeting of Stockholders held in 1997, the stockholders elected this year's nominee for the Board of Directors, William H. Sperber, to serve the remainder of the three-year term of Mr. Clayton H. Williams, who retired as a director of the Company. Mr. Sperber has been nominated to hold office as a director of the Company for an additional three-year term which will expire at the time of the Annual Meeting of Stockholders of the Company to be held in 2001. If authority is granted to vote in the election to fill the director position open in 1998, the enclosed Proxy will be voted for Mr. Sperber, who has consented to continue to serve as a director of the Company.

     In the unanticipated event that the nominee cannot for some reason be a candidate, then the Proxy holders may vote in favor of such substitute nominee as the Board of Directors shall designate or the Board of Directors may reduce the number of directors to be elected. The Company knows of no current circumstances which would render the nominee unable to accept nomination or election.

     The following table sets forth a list of the individual nominated for election as a director and the Company's directors whose terms will continue following the Annual Meeting, together with their ages, the number of shares of Capital Stock of the Company beneficially owned by each such director as of June 30, 1998, and other information.

                                                                                              CAPITAL STOCK
                                                                                                  OF THE
                                                                                                  COMPANY
                                                                                               BENEFICIALLY
                    Position, if any, with the Company or                          Present        OWNED AT
                      its Adviser, Principal Occupation             Director        Term          JUNE 30,         PERCENT
Name and Age               and Business Experience                   Since         Expires        1998(1)          OF CLASS
------------           ------------------------------               --------       -------     ----------------     --------
William H. Sperber    Chairman, President, Chief Executive            November      1998           500              0.05%
          (65)        Officer and co-founder of The Trust              1997
                      Company of Washington since July
                      1992.

William L. McQueen*   President of the Company since                  November      1999           110(2)           0.01%
          (67)        November 1980; Treasurer of the                  1980
                      Company from October 1986 to June
                      1987 and since January 1988; Secretary
                      of the Company from October 1976 to
                      November 1980; in practice as a
                      certified public accountant and sole
                      proprietor of William L. McQueen &
                      Associates for more than five years.

Norman R. Nielsen     Manager and Senior Member of                    October       1999         6,840(3)           0.67%
          (57)        research staff, SRI Consulting, a                1976
                      wholly owned subsidiary of SRI
                      International (a research and
                      consulting organization), for more
                      than five years.

Erik E. Bergstrom*    Chairman of the Board of Directors              October       2000       222,460(4)          21.92%
          (60)        (but not an officer) of the Company;             1976
                      President and director of Bergstrom
                      Advisers, Inc.; private investor; officer
                      of Federal United Corporation (a
                      personal holding company); President
                      and director of Erik E. and Edith H.
                      Bergstrom Foundation, Inc. (a private
                      foundation which makes grants to
                      charitable organizations), all for more
                      than five years.


                                                                                                  COMPANY
                                                                                               BENEFICIALLY
                    Position, if any, with the Company or                          Present        OWNED AT
                      its Adviser, Principal Occupation             Director        Term          JUNE 30,         PERCENT
Name and Age               and Business Experience                   Since         Expires        1998(1)          OF CLASS
------------          ------------------------------                --------       -------     ----------------     --------
George Cole Scott*    Account Executive and Investment                October       2000           300(5)           0.03%
          (61)        Advisor Representative for                       1976
                      Anderson & Strudwick, Inc. (a
                      securities broker and dealer) for more
                      than five years; President and Portfolio
                      Manager of Closed-End Fund
                      Advisors, Inc. (an investment adviser)
                      since October 1996; and president and
                      sole owner of Cole Publishing, Inc. (an
                      investment consulting firm) from
                      February 1988 to April 1996.

-----------------------------

(*) An "interested person" of the Company, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Mr. Bergstrom is an interested person by virtue of the magnitude of his stock ownership in the Company and his affiliation with the Company's current investment adviser, Bergstrom Advisers, Inc.; Mr. McQueen is an interested person by virtue of his status as President and Treasurer of the Company; and Mr. Scott is an interested person by virtue of his affiliation with a securities broker and dealer.

(1) Sole voting and investment power unless otherwise indicated in the notes below.

(2) These shares are held in an individual retirement account for the benefit of Mr. McQueen.

(3) Includes 6,400 shares owned by the Nielsen Family Trust, of which Mr. Nielsen is a trustee, and 440 shares owned by the Lenore Nielsen Trust, of which Mr. Nielsen is also a trustee, but does not include 1,550 shares owned by Mr. Nielsen's daughter, as to all of which he disclaims any beneficial interest.

(4) Includes 65,781 shares owned by Federal United Corporation and 6,779 shares owned by Bergstrom Advisers, Inc., corporations which Mr. Bergstrom controls. Does not include 24,000 shares owned by Mr. Bergstrom's wife, 20,000 shares owned by Erik E. and Edith H. Bergstrom Foundation, Inc., and 14,305 shares owned by Sharon's Trust, of which Mr. Bergstrom is one of three trustees, as to all of which he disclaims any beneficial interest.

(5) Includes 100 shares held in a Keogh plan for the benefit of Mr. Scott. Does not include 2,000 shares owned by Mr. Scott's wife, 1,000 shares held by Mr. Scott's son, 400 shares held by Mr. Scott's daughter, 3,156 shares owned by Mr. Scott's mother, and 1,468 shares owned by Mr. Scott's sister, as to all of which Mr. Scott disclaims any beneficial interest.

MEETINGS OF DIRECTORS AND COMMITTEES THEREOF

     During 1997, the Board of Directors held four meetings. All directors attended all of these meetings. The Board of Directors established an Audit Committee in mid-1978, the members of which are currently Messrs. Nielsen and Sperber. During 1997, the Audit Committee held three meetings and all then members attended all of these meetings. The Audit Committee reviews with the independent accountants of the Company the Company's annual audited financial statements, considers any comments which the independent accountants may have regarding the Company's financial statements or books of account and considers the adequacy of the Company's internal accounting controls. The Board of Directors has no Nominating Committee. The Board of Directors reviews the qualifications of and recommends a director or slate of directors for election by the stockholders at each Annual Meeting of Stockholders and appoints candidates to fill vacancies on the Board, subject to their qualifying under the 1940 Act. The Board of Directors will consider nominees for director recommended by stockholders. Such recommendations should include qualifications and biographical information and should be submitted to the Secretary of the Company.

OFFICERS OF THE COMPANY

     The present officers of the Company are William L. McQueen, President, Chief Executive Officer and Treasurer, Pamela A. Fiorini, Secretary, and Elizabeth C. Hedlund, Assistant Secretary. It is contemplated that the Board of Directors will re-elect Mr. McQueen, Ms. Fiorini and Ms. Hedlund to their respective offices. Officers serve at the discretion of the Board of Directors. Neither Mr. McQueen, Ms. Fiorini nor Ms. Hedlund is an officer, director or employee of Bergstrom Advisers, Inc., the Company's current investment adviser. Mr. McQueen's accounting firm, William L. McQueen & Associates, has been engaged by Bergstrom Advisers, Inc. to provide fund administration services and related office facilities to the Company. William L. McQueen & Associates receives no compensation from Bergstrom Advisers, Inc. or the Company for these services. However, Mr. McQueen receives compensation as a director and officer of the Company, as described under "Compensation of Directors and Executive Officer" below. From time to time, William L. McQueen & Associates has provided accounting services to William H. Sperber, the nominee for director.

SECTION 30(h) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 30(h) of the 1940 Act requires the Company's officers, directors and investment advisers, the affiliated persons of such investment advisers, and the beneficial owners of more than ten percent of the Company's Capital Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the American Stock Exchange, and to provide copies of such reports to the Company.

     Based solely on a review of the copies of such reports received by it and of written representations by reporting persons that no additional reports are due, the Company believes that all Section 30(h) filing requirements for 1997 were satisfied, except as follows. Joachim Madler, a member of the Board of Managers of Dresdner RCM, and Susan C. Gause, Senior Managing Director and Chief Operating Officer of Dresdner RCM, failed to file on a timely basis their initial reports of ownership on Form 3. This information was subsequently reported, as required, on Form 5. The Form 5 filed by Joachim Madler was filed on December 2, 1997. No Form 5 was filed by Joachim Madler for the period December 3, 1997 through December 31, 1997, and the Company did not receive a written representation from Joachim Madler that no Form 5 for this period was required.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICER

     The following table sets forth the compensation paid by the Company to directors and the executive officer of the Company in 1997.

                              COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------
                                                   Pension or                                     Total Director
                            Aggregate          Retirement Benefits           Estimated             Compensation
 Name of Person and       Compensation          Accrued As Part of        Annual Benefits        From Company and
      Position          Company Expenses          From Company            Upon Retirement        Fund Complex/(1)/
------------------------------------------------------------------------------------------------------------------
Erik E. Bergstrom,          $     0(2)                 $0                     $0                          $0
Director
Norman R. Nielsen,          $10,500(3)                 $0                     $0                     $10,500
Director
William L. McQueen,         $69,000(4)                 $0                     $0                     $ 9,000
President, Treasurer
and Director
George Cole Scott,          $ 9,000(5)                 $0                     $0                     $ 9,000
Director
William H. Sperber,         $ 2,625(7)                 $0                     $0                     $ 2,625
Director (6)
Clayton H. Williams,        $12,875(8)                 $0                     $0                     $12,875
Director (6)

____________________

(1) A Fund Complex consists of investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any other investment companies. Dresdner RCM Global Investors LLC, one of the current subadvisers and the proposed new adviser of the Company, as well as certain of its affiliates, act as investment advisers to investment companies other than the Company. However, none of the directors or the executive officer of the Company received any compensation from any such investment companies.
(2) Does not include the advisory fee of $940,551 paid to Bergstrom Advisers, Inc. pursuant to the Current Adviser Agreement as described below under "APPROVAL OF THE NEW RCM AGREEMENT-Current Investment Advisory Arrangements."
(3) Consisted of a $9,000 director fee and a $1,500 fee for serving on the Audit Committee.
(4) Consisted of a $9,000 director fee and a $60,000 salary for serving as President and Treasurer of the Company, which salary is reimbursed to the Company by Bergstrom Advisers, Inc. pursuant to the Current Adviser Agreement described below under "APPROVAL OF THE NEW RCM AGREEMENT-Current Investment Advisory Arrangements."
(5)  Consisted of a $9,000 director fee.
(6)  In November 1997, Mr. Sperber replaced Mr. Williams on the Board of
Directors.
(7) Consisted of a $2,250 director fee and a $375 fee for serving on the Audit Committee.
(8) Consisted of a $6,750 director fee, a $1,125 fee for serving on the Audit Committee, and a $5,000 retirement bonus.

     Upon effectiveness of the New RCM Agreement, Mr. McQueen's salary for serving as President and Treasurer of the Company will be increased from $60,000 to $78,000. In addition, the annual director fee will be increased to $15,000, and the annual fee for serving on the Audit Committee will be increased to $2,500. Mr. Bergstrom will be paid an annual director fee of $15,000 and an additional annual fee for serving as Chairman of the Board of $2,500. See "APPROVAL OF THE NEW RCM AGREEMENT - New RCM Agreement - Other Changes" below.

     Director fees and Audit Committee fees are payable quarterly in arrears. Directors receiving director fees are also entitled to reimbursement for their expenses of attending meetings of the Board of Directors or its committees.

REQUIRED VOTE

     The election of the director requires the affirmative vote of a plurality of the shares voting and entitled to vote thereon at the meeting, in person or by proxy. The Board of Directors recommends a vote FOR the election of the nominee named above.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

                                  (PROPOSAL 2)

     On August 11, 1997, the directors who were not "interested persons" of the Company, within the meaning of the 1940 Act, selected Deloitte & Touche LLP to carry out the audit of the Company's financial statements for the year ended December 31, 1997. Also in August 1997 the Audit Committee of the Board of Directors reviewed the proposed audit and non-audit services to be performed by Deloitte & Touche LLP for the Company during 1997, and after giving consideration to the effect upon that firm's independence, approved its performing audit and audit function services and specified categories of non-audit services (up to a dollar amount limit on services to be performed). From time to time thereafter during 1997, the Audit Committee reviewed the services actually performed to see that they were consistent with the earlier approvals.

     At the regular meeting of the Board of Directors of the Company held on August 10, 1998, the directors of the Company who were not "interested persons" of the Company selected Deloitte & Touche LLP, through its Boston office, to be the independent accountants of the Company, to carry out the audit of the Company's financial statements for the year ending December 31, 1998, and to perform such other audit and non-audit services as may be requested from time to time by the Company. Deloitte & Touche LLP has no connection with the Company except in such capacity, and it has no direct or indirect financial interest in the Company.

     A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she chooses to do so.

REQUIRED VOTE

     The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares voting and entitled to vote thereon at the meeting, in person or by proxy. The Board of Directors recommends a vote FOR such ratification.


                       APPROVAL OF THE NEW RCM AGREEMENT

                                  (PROPOSAL 3)

     Stockholders of the Company are being asked to approve a new advisory agreement (the "New RCM Agreement") between the Company and one of the Company's current subadvisers, Dresdner RCM Global Investors LLC, a Delaware limited liability company ("Dresdner RCM"). The New RCM Agreement would replace the Company's current investment advisory arrangements with Bergstrom Advisers, Inc. and the Company's current investment research and subadvisory arrangements with Dresdner RCM and Frank A. Branson, Inc. Stockholder approval of the New RCM Agreement is necessary because of the requirement under the 1940 Act that every investment advisory contract be approved by stockholders.

CURRENT INVESTMENT ADVISORY ARRANGEMENTS

     Information About Bergstrom Advisers, Inc. Bergstrom Advisers, Inc., a Delaware corporation (the "Current Adviser"), is the Company's current investment adviser. Erik E. Bergstrom, the Chairman of the Board of the Company, is the sole stockholder, director, officer and investment management employee of the Current Adviser. Mr. Bergstrom's address and that of the Current Adviser is P.O. Box 126, Palo Alto, California 94302. Mr. Bergstrom has been engaged professionally in securities investments since 1967. In addition to his services as President of the Current Adviser, Mr. Bergstrom is a private investor and serves as President and Treasurer of Federal United Corporation, a personal holding company which is controlled by Mr. Bergstrom. The Current Adviser provides investment advisory or management services only to the Company. The Current Adviser has been the Company's investment adviser since 1976.

     Terms of the Investment Management and Advisory Agreement with the Current Adviser. The Investment Management and Advisory Agreement between the Company and the Current Adviser (the "Current Adviser Agreement") continues automatically for successive annual periods, provided that such continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities of the Company or by the Board of Directors of the Company, together with, in each instance, the vote of a majority of those directors who are not "interested persons" of the Company or the Current Adviser. On August 11, 1997, the Board of Directors of the Company unanimously approved the continuance of the Current Adviser Agreement until November 6, 1998. On August 10, 1998, the Board of Directors extended the term of the Current Adviser Agreement to November 9, 1998. The Current Adviser Agreement may be terminated at any time without penalty by vote of the majority of the outstanding voting securities of the Company or by a vote of a majority of the entire Board of Directors of the Company on sixty days' written notice to the Current Adviser or by the Current Adviser on sixty days' written notice to the Company. The Current Adviser Agreement automatically terminates upon its assignment.

     Under the Current Adviser Agreement, the Current Adviser provides investment management, advisory and research services to the Company, advising the Company on the composition of its portfolio and determining, subject to overall supervision by the Company's Board of Directors, which securities may be bought and sold. In addition, the Current Adviser furnishes to the Company office facilities and simple business equipment and pays the cost of keeping the Company's books and records. It also pays the fees and expenses of any director of the Company who is an "affiliated person" of the Current Adviser (the only such person being Mr. Bergstrom) and reimburses the Company for compensation paid to any officer of the Company.

     The Current Adviser Agreement provides that the services to be performed by the Current Adviser also may be performed by any organization with which the Current Adviser may contract, subject to approval by the Company's Board of Directors and compliance with applicable law, without relieving the Current Adviser of any responsibilities to the Company it would have if it performed such services directly. Pursuant to this provision, the Current Adviser has entered into two subadvisory agreements which are described below.

     The Current Adviser Agreement provides for the Company to pay the Current Adviser an advisory fee which, on an annual basis, amounts to 0.75%, which rate is higher than rates charged most other investment companies, of the first $50,000,000 of the Company's average net assets, plus 0.50% of the value of the average net assets in excess of $50,000,000, all in consideration of providing the services described above. Such fee is to be computed weekly and paid monthly. During 1997, the Company paid the Current Adviser $940,551 in fees pursuant to the Current Adviser Agreement.

     The Current Adviser Agreement also provides that the Company will generally pay all of its operating expenses subject to the following limitation on expenses: if in any fiscal year of the Company the sum of the fee paid and payable to the Current Adviser for such year plus the operating expenses of the Company for such year exceeds 1.50% of the first $50,000,000 of the Company's average net assets, plus 1.00% of the Company's average net assets in excess of $50,000,000, the Current Adviser will reimburse the Company for such excess, up to the amount of the fee received by the Current Adviser for such year. In the event the excess operating expenses are greater than the fee for such year, the maximum amount payable by the Current Adviser would be the amount of the fee received, and there would be no carry-forward or carry-back of the unrecovered portion to any other period. The Current Adviser Agreement provides for quarterly reviews of the operating expenses and for interim reductions in the amount of the fee then payable to the Current Adviser for the balance of the year (subject to later adjustment) if it appears likely that the operating expense limitation for the year will be exceeded. During 1997, there were no fee reductions nor reimbursements for excess expenses.

     Mr. Bergstrom has licensed to the Company, on a royalty-free, non-exclusive basis, the word Bergstrom for use in the Company's name in connection with its business as an investment company. Mr. Bergstrom has the right to terminate this license upon the termination of the Current Adviser Agreement. Mr. Bergstrom may use or license the word Bergstrom in connection with the Current Adviser, other investment companies and other business enterprises.

CURRENT INVESTMENT RESEARCH AND SUBADVISORY ARRANGEMENTS

     General Information. At present, the Current Adviser has investment research and subadvisory arrangements with Dresdner RCM and Frank A. Branson, Inc. ("Branson") with respect to certain portions of the marketable securities held or to be acquired by the Company. Pursuant to such arrangements, the Current Adviser has given Dresdner RCM and Branson authority, in varying degrees, to effect purchases and sales of portfolio securities on behalf of the Company. At June 30, 1998, Dresdner RCM and Branson had subadvisory responsibilities for approximately $123.0 million and $26.0 million, or 69.9% and 14.8%, respectively, of the net assets of the Company. The balance of the assets of the Company was under the direct investment management responsibility of the Current Adviser. During 1997, the Current Adviser paid Dresdner RCM aggregate fees of $355,654, and Branson aggregate fees of $138,104, out of the fees the Current Adviser received from the Company.

     Information About Dresdner RCM Global Investors LLC. Dresdner RCM has been a subadviser to the Company since June 1996, when it acquired RCM Capital Management, a California Limited Partnership ("RCMLP"). From 1986 until June 1996, RCMLP acted as a subadviser to the Company. The business address of Dresdner RCM is Four Embarcadero Center, San Francisco, California 94111.

     Terms of the Investment Management and Advisory Agreement between Dresdner RCM and the Current Adviser. The Investment Management and Advisory Agreement between Dresdner RCM and the Current Adviser (the "Current RCM Agreement") continues automatically for successive annual periods, provided that such continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities of the Company or by the Board of Directors of the Company, together with, in each instance, the vote of a majority of those directors who are not "interested persons" of the Company, the Current Adviser or Dresdner RCM. On November 3, 1997, the Board of Directors of the Company unanimously approved the continuance of the Current RCM Agreement until November 6, 1998. On August 10, 1998, the Board of Directors extended the term of the Current RCM Agreement to November 9, 1998. The Company may at any time terminate the Current RCM Agreement upon sixty days' written notice to Dresdner RCM and to the Current Adviser either by majority vote of the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company. With the prior approval of the Board of Directors of the Company, the Current Adviser may at any time terminate the Current RCM Agreement upon sixty days' written notice to Dresdner RCM. Dresdner RCM may at any time terminate the Current RCM Agreement upon sixty days' written notice to the Company and to the Current Adviser. The Current RCM Agreement automatically terminates upon its assignment or upon termination of the Current Adviser Agreement.

     Under the Current RCM Agreement, the Current Adviser grants to Dresdner RCM full authority to manage the investment and reinvestment of a portion of the Company's assets (the "RCM Portfolio"). Such investment and reinvestment are in Dresdner RCM's discretion but are required to be consistent with the investment objectives, policies and restrictions of the Company as furnished to Dresdner RCM by the Current Adviser. The Current Adviser has the authority to vary the amount of assets in the RCM Portfolio in its discretion. Under the Current RCM Agreement, Dresdner RCM is required to furnish the Company and the Current Adviser with quarterly statements of the RCM Portfolio, as well as statements evidencing any purchases and sales for the RCM Portfolio.

     Set forth below is the schedule of annual fees payable by the Current Adviser to Dresdner RCM under the Current RCM Agreement. The fee is calculated quarterly.


       MARKET VALUE OF SECURITIES AND CASH                      FEE
       -----------------------------------                      ---

       On the first $10,000,000 or fraction thereof ...... 0.70% annually
       On the next $10,000,000 or fraction thereof ....... 0.60% annually
       On the next $20,000,000 or fraction thereof ....... 0.50% annually
       On the next $20,000,000 or fraction thereof ....... 0.35% annually
       On the next $40,000,000 or fraction thereof ....... 0.30% annually
       On sums exceeding $100,000,000 .................... 0.25% annually

Dresdner RCM has authority to invest a portion of the Company's assets in the shares of any investment company advised by Dresdner RCM. Such shares are not included in the calculation of the market value of securities and cash managed by Dresdner RCM for purposes of determining the fee paid by the Current Adviser to Dresdner RCM, but are included in such calculation for purposes of determining the fee paid by the Company to the Current Adviser.

     As of June 30, 1998, approximately $4.8 million, $4.5 million and $2.5 million, respectively, of the Company's assets were invested in the Dresdner RCM Growth Equity Fund, the Dresdner RCM Small Cap Fund and the Dresdner RCM International Growth Equity Fund A (the "Dresdner RCM Funds"), each a series of the Dresdner RCM Capital Funds, Inc., an open-end investment company which is advised by Dresdner RCM. The Dresdner RCM Growth Equity Fund and the Dresdner RCM International Growth Equity Fund A pay Dresdner RCM an annual fee of 0.75% of average net assets, and the Dresdner RCM Small Cap Fund pays Dresdner RCM an annual fee of 1.00% of average net assets. These fees are higher than the fees that are paid by most investment companies; however, these fees are comparable to the fees paid by other investment companies with similar investment objectives. Although the Company does not pay these fees to Dresdner RCM directly, any return of the Company on its investment in the Dresdner RCM Funds, like any return of the Company on its investment in other investment companies, is reduced by the amount of these fees. As of June 30, 1998, approximately 7.4% of the Company's total assets was invested in investment companies, including the Dresdner RCM Funds. The Dresdner RCM Funds do not charge any sales load, redemption fee or distribution fee.

     Under the RCM Agreement, all orders for the purchase and sale of securities for the Company must be placed in such markets and through such brokers as in Dresdner RCM's best judgment offer the most favorable price and market.
Dresdner RCM may effect securities transactions which cause the Company to pay a commission in excess of the commission another broker or dealer would have charged, provided that Dresdner RCM determines in good faith that the commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer, viewed in terms of the specific transaction or Dresdner RCM's overall responsibilities to its clients. The receipt of such brokerage and research services does not decrease the advisory fee payable to Dresdner RCM, and to the extent such services are provided without cost to Dresdner RCM, the expenses of Dresdner RCM in rendering advice to the Company will be reduced. During 1997, the Company did not pay any brokerage commissions to any Affiliated Broker, as defined in the proxy rules, including any broker affiliated with Dresdner RCM.

     Information About Frank A. Branson, Inc. Branson is a California corporation with its business address at 555 Twin Dolphin Drive, Suite 185, Redwood City, California 94065. Branson has been a subadviser to the Company since 1986.

     Terms of the Investment Research Agreement between Branson and the Current Adviser. The Investment Research Agreement (the "Branson Agreement") between Branson and the Current Adviser continues automatically for successive annual periods, provided that such continuance is specifically approved at least annually by vote of a majority of outstanding voting securities of the Company or by the Board of Directors of the Company, together with, in each instance, the vote of a majority of those directors of the Company who are not "interested persons" of the Company, the Current Adviser or Branson. On August 11, 1997, the Board of Directors of the Company unanimously approved the continuance of the Branson Agreement until November 6, 1998. On August 10, 1998, the Board of Directors extended the term of the Branson Agreement to November 9, 1998. The Branson Agreement may be terminated at any time by vote of the majority of the outstanding voting securities of the Company or by a vote of a majority of the entire Board of Directors of the Company on sixty days' written notice to Branson and the Current Adviser; or with the prior approval of the Board of Directors of the Company, by the Current Adviser on sixty days' written notice to Branson; or by Branson on sixty days' written notice to the Current Adviser and to the Company. The Branson Agreement automatically terminates upon its assignment or upon termination of the Current Adviser Agreement.

     Under the Branson Agreement, Branson provides to the Current Adviser investment research relating to marketable securities useful to the Current Adviser in the performance of its activities under the Current Adviser Agreement. The Current Adviser from time to time advises Branson as to the amount of the assets of the Company for which Branson has subadvisory responsibility, and such responsibility is limited to that amount and continues until modified by the Current Adviser. The Branson Agreement provides that, except to the extent expressly authorized by the Current Adviser, Branson has no authority to determine the nature or timing of changes in the portfolio of the Company or the manner of effecting such changes or to cause the purchase or sale of portfolio securities. The Current Adviser has delegated and intends to continue to delegate to Branson discretionary authority in varying degrees to purchase or sell portfolio securities for the Company, typically with limitations on maximum amounts of securities which may be purchased or sold and limitations on maximum purchase and minimum sale prices, outside of which limitations Branson would be required to consult with the Current Adviser.

     The Current Adviser pays to Branson compensation at the annual rate of .375% of the value of the assets of the Company for which Branson has investment or advisory responsibility as of the date of such computation. Compensation under the Branson Agreement is calculated and accrued quarterly.

NEW RCM AGREEMENT

     Terms of the New RCM Agreement. Upon effectiveness of the New RCM Agreement, Dresdner RCM will become the sole investment adviser of the Company, and the current advisory arrangements with the Current Adviser and with Branson will terminate. As a result, Dresdner RCM will have full authority, subject to the supervision of the Board of Directors of the Company, to manage all of the Company's assets, rather than the portion of the Company's assets designated by the Current Adviser. Neither the Current Adviser nor Branson will retain any advisory or subadvisory responsibilities.

     The investment advisory services rendered by Dresdner RCM will remain essentially the same, except that they will be applied to a larger amount of assets. Under the New RCM Agreement, Dresdner RCM will expressly assume certain responsibilities consistent with its role as the investment adviser, including the responsibility to maintain certain books and records, to render to the Board of

Directors certain reports, to perform its duties in conformity with the Company's policies and applicable law and to bear the expenses of its employees and overhead. Dresdner RCM will also agree to indemnify the Company against losses incurred as a result of the failure of Dresdner RCM's systems to be Year 2000 compliant.

     The fee rates charged by Dresdner RCM will remain the same under the New RCM Agreement. These rates will be applied to a larger amount of assets, and Dresdner RCM will be paid by the Company, rather than by the Current Adviser. Because the current advisory arrangements with the Current Adviser and Branson will terminate, no further fees will be paid by the Company to the Current Adviser or by the Current Adviser to Branson. Had the New RCM Agreement been in effect during 1997, the Company would have paid, and Dresdner RCM would have received, $559,522 in advisory fees. This represents a savings of $381,029, or 40.5%, in relation to the actual amount paid by the Company to the Current Adviser during this period. Substantially all of the savings results from the difference between the fee rates under the Current Adviser Agreement, which range from 0.75% to 0.50%, and those under the New RCM Agreement, which range from 0.70% to 0.25%. In addition, assets of the Company invested in other investment companies advised by Dresdner RCM or its affiliates are not included for purposes of determining the fee paid to Dresdner RCM. Fees payable under the New RCM Agreement are calculated and paid quarterly in arrears based on the cash and securities held by the Company on the last business day of the preceding quarter. Fees payable under the Current Adviser Agreement are calculated weekly and paid monthly in arrears based on the net assets of the Company on the last business day of each week. The savings in advisory fees will be partially offset by the additional expenses to be borne by the Company described under "Other Changes" below.

     The New RCM Agreement will become effective upon its approval by the stockholders of the Company at the Annual Meeting. The New RCM Agreement will remain in effect until November 9, 2000, and thereafter from year to year subject to approval annually in accordance with its terms. The New RCM Agreement may be terminated without penalty on sixty days' notice by the Board of Directors or stockholders of the Company to Dresdner RCM, or by Dresdner RCM to the Company.

     Except as provided above, the terms of the New RCM Agreement are identical in all material respects to those of the Current RCM Agreement. A description of the Current RCM Agreement is included under the caption "Current Investment Research and Subadvisory Arrangements -- Terms of the Investment Management and Advisory Agreement between Dresdner RCM and the Current Adviser" above. Stockholders should refer to Exhibit A attached hereto for the complete terms of the New RCM Agreement. The description of the New RCM Agreement set forth herein is qualified in its entirety by the provisions of Exhibit A.

     Other Changes. Following effectiveness of the New RCM Agreement, Mr. Bergstrom will continue as Chairman of the Board of the Company, and all of the other directors of the Company will remain the same. Following such effectiveness, all directors of the Company will continue to be independent of Dresdner RCM.

     The fund administration and related services currently performed by William
L. McQueen & Associates will be provided directly to the Company, rather than through the Current Adviser. As before, no compensation will be paid to William
L. McQueen & Associates for these services. The Company will assume from the Current Adviser the payment of Mr. McQueen's salary as President and Treasurer of the Company, as well as payroll taxes on this salary. During 1997, the Current Adviser reimbursed the Company for Mr. McQueen's salary of $60,000 and related payroll taxes of $5,169. For the period from November 9, 1998 to November 8, 1999, Mr. McQueen's salary will be increased to $78,000 and related payroll taxes to approximately $6,000. The Company will also assume from the Current Adviser the payment of State Street Bank & Trust Company ("State Street") for accounting services rendered to the Company. For these services, State Street currently receives 0.07% of the first $50 million of the Company's net assets, 0.03% of the next $50 million and 0.01% thereafter, with a minimum of $48,000 annually, plus out-of-pocket expenses. During 1997, the Current Adviser paid State Street $56,189 for accounting services.

     Because the Current Adviser will no longer supervise the advisory services of the Company's subadvisers or the administration and accounting services provided by William L. McQueen & Associates and State Street, the Board of Directors of the Company will bear additional responsibilities. As a result, the Board of Directors has determined to increase the annual director fee from $9,000 to $15,000, and the annual fee for serving on the Audit Committee from $1,500 to $2,500, upon effectiveness of the New RCM Agreement. The Board of Directors has also determined to pay to Mr. Bergstrom an annual director fee of $15,000, an additional annual fee for serving as Chairman of the Board of $2,500, and reimbursement for his expenses of attending Board meetings. Currently, Mr. Bergstrom receives no director fee or reimbursement for expenses but is compensated through the advisory fee paid to the Current Adviser.

     Under the Current Adviser Agreement, the Current Adviser agrees to reimburse the Company for any amount, up to the Current Adviser's advisory fee, by which the Company's operating expenses in any fiscal year exceed 1.50% of the first $50,000,000 of the Company's average net assets and 1.00% of average net assets thereafter. Since Dresdner RCM will not control the Company's operating expenses, through representation on the Company's Board of Directors or otherwise, it did not make sense for Dresdner RCM to assume this expense limitation. However, each of the Company's directors has agreed to reimburse the Company's operating expenses in excess of the current expense limitation during any year, up to the amount of his director and committee fees during that year. As before, the Company and its stockholders will bear any excess expenses beyond the amounts reimbursed. There have been no reimbursements under the expense limitation since 1976, when the Current Adviser became the Company's investment adviser. In 1997, operating expenses for purposes of the expense limitation were .75% of the Company's average net assets.

     The Company will bear certain expenses in connection with the approval and implementation of the New RCM Agreement, including costs associated with this Proxy Statement. It is expected that these expenses will be offset, at least in part, by the elimination of ongoing legal, custodial and other costs related to the current subadvisory relationships.

     Mr. Bergstrom currently has the right to terminate his license of the word "Bergstrom" to the Company upon termination of the Current Adviser Agreement. Mr. Bergstrom has agreed to amend his license agreement with the Company to delete this provision upon effectiveness of the New RCM Agreement. The license will continue to be non-exclusive.

     Comparison of Expenses. The following table sets forth the actual expenses of the Company for 1997 and the estimated expenses of the Company after the New RCM Agreement is effective:

                                                   Annual Expenses
                                           (as a percentage of net assets)
                                         -----------------------------------
                                            Actual(1)        Estimated(2)
                                         ---------------   -----------------
Management Fees.......................         .58%              .36%
Accounting Expenses...................          --               .03
Officer Salary and Related Expenses...          --               .05
Director Fees and Expenses............         .03               .06
Other Expenses........................         .14               .14(3)
                                               ---               -----
  Total Annual Expenses...............         .75%              .64%
                                               ====              ====

____________________

(1)  Based upon average net assets for 1997.

(2)  Based upon net assets as of December 31, 1997.

(3) Does not include expenses incurred in connection with the approval and implementation of the New RCM Agreement or the elimination of ongoing legal, custodial and other costs related to the current subadvisory relationships.

     The following example illustrates the expenses on a $1,000 investment in the Company, assuming a 5% annual return, based upon (a) the Company's actual expenses for 1997, (b) the estimated expenses of the Company after the New RCM Agreement is effective and (c) the assumptions in the table above:

               1 year   3 years   5 years   10 years
               ------   -------   -------   --------
Actual             $8       $24       $41        $94
Estimated          $6       $20       $35        $81

     The purpose of this example and the table above is to assist stockholders in understanding the various costs and expenses a stockholder will bear directly or indirectly. The assumption of a 5% annual return is required by the Securities and Exchange Commission. The example and the table should not be considered a representation of future expenses or returns of the Company.
Actual expenses and returns will vary from year to year and may be higher or lower than those shown.

     Additional Information About Dresdner RCM. Dresdner RCM is 99% owned by Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany ("Dresdner"), and 1% owned by Dresdner North America Holding, Inc., a wholly-owned subsidiary of Dresdner ("DNAH"). The business address of Dresdner is Gallusanlage 7, 60041 Frankfurt am Main, and of DNAH is 75 Wall Street, New York, New York 10005.

     Subject to the oversight of Dresdner RCM's Board of Managers, the day-to-day business of Dresdner RCM is managed by the officers and employees of Dresdner RCM. Listed below is certain information concerning the principal executive officer and each member of the Board of Managers of Dresdner RCM:

      Name and Address                               Principal Occupation
-----------------------------   ---------------------------------------------------------------
William L. Price (1)            Chairman, Chief Executive Officer, Global Chief Investment
                                Officer and Senior Managing Director of Dresdner RCM
Susan C. Gause (1)              Senior Managing Director and Chief Operating Officer of
                                Dresdner RCM
Jeffrey S. Rudsten (1)          Senior Managing Director of Dresdner RCM
William S. Stack (1)            Managing Director and Global Equity Chief Investment Officer
                                of Dresdner RCM
Luke D. Knecht (1)              Managing Director of Dresdner RCM
Gerhard Eberstadt               Director of Dresdner
  Dresdner Bank AG
  Gallusanlage 7
  60041 Frankfurt am Main
  Frankfurt, Germany

      Name and Address                               Principal Occupation
-----------------------------   ---------------------------------------------------------------
George N. Fugelsang             President of Dresdner Securities (USA) Inc. and Senior General
  Dresdner Bank AG              Manager and Chief Executive North America of Dresdner
  75 Wall Street
  New York, New York
  10005-2889

Joachim Madler                  Director of Dresdner
  Dresdner Bank AG
  Mainzer LandstraBe 15-17
  60301 Frankfurt
  Germany

____________________

(1) The business address of each is Dresdner RCM Global Investors LLC, Four Embarcadero Center, Suite 3000, San Francisco, California 94111.

     Dresdner RCM acts as investment manager for the portfolios of registered investment companies other than the Company, which portfolios have investment objectives that may be similar to those of the Company. Set forth below are the name of each such portfolio, its net assets and information concerning the fees paid by it to Dresdner RCM:

                                Net Assets as of      Annual Rate of      Fee Waivers or
          Fund Name              June 30, 1998         Compensation         Reductions
-----------------------------   ----------------   --------------------   ---------------
Dresdner RCM Growth Equity        $1,037,673,000     0.75% of average           None
  Fund                                               quarterly net assets

Dresdner RCM Large Cap            $    6,187,000     0.70% of average           (1)
  Growth Fund                                        daily net assets

______________________

(1) Dresdner RCM has voluntarily agreed, until at least December 31, 1998, to pay the Dresdner RCM Large Cap Growth Fund the amount, if any, by which certain ordinary operating expenses of the fund exceed 0.95% of the average daily net assets of the fund on an annual basis.


RECOMMENDATION AND REQUIRED VOTE

     Mr. Bergstrom, through the Current Adviser, has been the primary investment manager of the Company since 1976. In early January 1998, Mr. Bergstrom advised the Board of Directors that he wished to have more time to do the work of the charitable foundation that he and his wife had established. To do this, Mr. Bergstrom proposed that the Current Adviser Agreement and the Branson Agreement be allowed to expire and that these agreements be replaced by a new agreement with Dresdner RCM as the sole investment adviser of the Company.

     Dresdner RCM and its predecessors have acted as a subadviser of the Company since 1986. Over the years, Mr. Bergstrom has increased the amount of the Company's assets managed by Dresdner RCM. As of June 30, 1998, Dresdner RCM managed almost 70% of the Company's assets. Rather than continue to increase the assets managed by Dresdner RCM, with the Current Adviser acting as an intermediary, Mr. Bergstrom recommended that the Company deal directly with Dresdner RCM as the investment adviser. At the same time, Mr. Bergstrom committed to remain actively involved as Chairman of the Board and to continue his substantial investment as a stockholder of the Company.

     Under Mr. Bergstrom's proposal, the Board of Directors and officers of the Company would stay the same, and the administration and accounting arrangements for the Company would not change.

The Company would assume Mr. McQueen's salary as President, Chief Executive Officer and Treasurer, the accounting fees charged by State Street and increased director fees and expenses. However, these additional expenses would be more than offset by the savings represented by the difference in the fee rates under the Current Adviser Agreement and the New RCM Agreement. As a result of the changes, it is estimated that the Company's annual expense ratio would be reduced by approximately 15%, based on the table set forth under "New RCM Agreement - Comparison of Expenses" above.

     In 1995, Mr. Bergstrom had expressed earlier his desire to turn over his investment management duties for the Company. At that time, the Board of Directors of the Company conducted an extensive study, with a financial consultant, of the alternatives available to the Company. Among the alternatives actively considered were a merger or other business combination with another investment company and the engagement of one of the Company's subadvisers as the investment adviser. At the end of this process, Dresdner RCM was selected as the leading candidate. Mr. Bergstrom determined to continue as the investment adviser before an agreement with Dresdner RCM could be consummated.

     The Board of Directors of the Company met on February 9, 1998 to consider Mr. Bergstrom's current proposal. At the meeting, the Board reviewed written reports from the Current Adviser and the two subadvisers and an oral report from Mr. Bergstrom on the investment performance of the Company. The Board discussed Mr. Bergstrom's proposal at length, including the advantages and disadvantages of the proposal as compared with the arrangement with Dresdner RCM contemplated in 1995. The Board also discussed the additional time and expense that would be involved in conducting a new adviser search and the uncertain benefits that might be realized. As a result of these deliberations, the Board unanimously approved the proposal in concept, subject to discussions with Dresdner RCM, preparation of definitive documents, formal review by the Board at its August 1998 meeting and approval of a new advisory agreement at the Annual Meeting.

     Dresdner RCM responded positively to the proposal, and a form of new advisory agreement was prepared and presented to the Board of Directors at its May 11, 1998 meeting. At this meeting, the Board reviewed written reports from the Current Adviser and the two subadvisers and oral reports from the Current Adviser and Dresdner RCM on the Company's investment performance. Counsel to Dresdner RCM confirmed that the form of new advisory agreement was satisfactory to Dresdner RCM. Operational changes anticipated as a result of the proposal were also discussed with Dresdner RCM.

     The Board of Directors met in person on August 10, 1998 to consider formally the New RCM Agreement. At this meeting, the Board reviewed, among other information, written and oral presentations and compilations provided by the Current Adviser and Dresdner RCM, including information concerning the proposal and Dresdner RCM and comparative data from independent sources as to Dresdner RCM's investment performance and advisory fees. In connection with its review, the Board took into account a number of factors, including: the historic performance of the Dresdner RCM portion of the Company's investment portfolio; the quality of past services rendered by Dresdner RCM; the terms of the Current Adviser Agreement, the RCM Agreement and the New RCM Agreement, including the fees payable thereunder; the profitability of Dresdner RCM and the benefits accruing to it as a result of its affiliation with the Company, including research services received in return for allocating brokerage of the Company; the arrangements among Dresdner, Dresdner RCM and the key employees of Dresdner RCM; the financial and other resources of Dresdner and Dresdner RCM; the expected benefits of the proposal to the Company, including cost savings and the amendment of the license agreement with Mr. Bergstrom; the continuing role of Mr. Bergstrom in the Company; the composition and compensation of the Board of Directors and officers of the Company; the results of the prior adviser search; the advisability of seeking additional proposals; and the support for the proposal by Mr. Bergstrom. Of particular significance to the Board was the expectation that upon effectiveness of the New RCM Agreement, the advisory services to be rendered by Dresdner RCM and the administration and accounting services to be rendered by William L. McQueen & Associates and State Street would remain substantially unchanged, Mr. Bergstrom would continue to be actively involved as the Chairman of the Board and a substantial stockholder of the Company, the other directors of the Company would continue to be independent, and the Company would realize significant cost savings.

     As a result of its deliberations, the Board of Directors, including all of the directors who are not parties to the New RCM Agreement or "interested persons" of any such parties under the 1940 Act, unanimously approved the New RCM Agreement as being in the best interests of the Company and its stockholders and recommended it to the stockholders for their approval.

     The approval of the New RCM Agreement requires the affirmative vote of at least the lesser of (a) 67% or more of the Capital Stock present at the Annual Meeting, if the holders of more than 50% of the outstanding Capital Stock of the Company are present or represented by proxy at the Annual Meeting, or (b) more than 50% of the outstanding Capital Stock of the Company. The Board of Directors recommends a vote FOR such approval.

     If Proposal 3 is not approved, the Board of Directors will take such action as it deems to be in the best interests of the Company and the stockholders.



                                 OTHER BUSINESS

     As of August 17, 1998, the Company did not have notice of any business to come before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders. If any other business is properly brought before the meeting, or any adjournment thereof, all Proxies will be voted in accordance with the best judgment of the persons voting such Proxies as to such business.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held during 1999 must be received at the Company's principal office on or before June 5, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for such meeting.

     The Company may exercise discretionary voting authority with respect to stockholder proposals for the 1999 Annual Meeting which are not included in the Company's Proxy Statement and form of Proxy, if notice of such proposals is not received at the Company's principal office on or before August 19, 1999. Even if timely notice is received, the Company may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote Proxies that stockholders have executed and returned to the Company on matters not specifically reflected on the form of Proxy.



September __, 1998

                                   EXHIBIT A



                  INVESTMENT MANAGEMENT AND ADVISORY AGREEMENT
                  --------------------------------------------


          THIS AGREEMENT is entered into as of the 9th day of November, 1998 by and between Dresdner RCM Global Investors LLC, a Delaware limited liability company (the "Adviser"), and Bergstrom Capital Corporation, a Delaware corporation (the "Client"):

     1. Subject to the supervision of the Board of Directors of the Client (the "Board of Directors"), the Client hereby grants to the Adviser full authority, and the Adviser hereby agrees, to manage the investment and reinvestment of the cash and securities in the account of the Client (the "Account") presently held by State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 (the "Custodian"), the proceeds thereof, and any additions thereto, in the Adviser's discretion but consistent with the investment objectives, policies and restrictions of the Client as they may be amended from time to time. In this connection, the Adviser shall not be required to take any action with respect to the voting of proxies solicited by or with respect to the issuers of securities in which Account assets may be invested.

     2. In consideration of the services performed by the Adviser hereunder, the Client will pay to the Adviser, as they become due and payable, management fees determined in accordance with the attached Schedule of Fees.

     3. Nothing contained herein shall be deemed to authorize the Adviser to take or receive physical possession of any cash or securities held in the Account by the Custodian, it being intended that sole responsibility for safekeeping thereof (in such investments as the Adviser may direct), and the consummation of all such purchases, sales, deliveries and investments made pursuant to the Adviser's direction, shall rest upon the Custodian.

     4. (a) Unless otherwise specified in writing to the Adviser by the Client, all orders for the purchase and sale of securities for the Account shall be placed in such markets and through such brokers as in the Adviser's best judgment shall offer the most favorable price and market for the execution of each transaction. The Client understands and agrees that the Adviser may effect securities transactions which cause the account to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged. Provided, however, that the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by such broker or dealer, viewed in terms of either the specific transaction or the Adviser's overall responsibilities to the accounts for which the Adviser exercises investment discretion. The Client also understands that the receipt and use of such services will not reduce the Adviser's customary and normal research activities.

          (b) The Client agrees that the Adviser may aggregate sales and purchase orders of securities held in the Account with similar orders being made simultaneously for other portfolios managed by the Adviser if, in the Adviser's reasonable judgment, such aggregation shall result in an overall economic benefit to the Account, taking into consideration the advantageous selling or purchase price and brokerage commission. In accounting for such aggregated order, price and commission shall be averaged on a per bond or share basis daily. The Client acknowledges that the Adviser's determination of such economic benefit to the Account is based on an evaluation that the Account is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions, or a combination of these and other factors.

     5. The Adviser represents that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser represents that its systems are Year 2000 compliant or will be Year 2000 compliant prior to January 1, 2000, insofar as such systems are material to the Client. The Adviser agrees to indemnify the Client against any losses, claims, damages, liabilities or expenses incurred by the Client as a result of any failure by the Adviser's systems to be Year 2000 compliant.

     6.   The Adviser agrees:

          (a) to give the Client the benefit of the Adviser's best judgment and efforts in rendering services to the Client as provided in this Agreement;

          (b) to furnish the Client with monthly statements of the Account, valued, for each security listed on any national securities exchange at the last quoted sale price on the valuation date reported on the composite tape or, in the case of securities not so reported, by the principal exchange on which the security is traded, and for any other security or asset in a manner determined in good faith by the Adviser to reflect its fair market value;

          (c) to furnish the Client with statements evidencing any purchases and sales for the Account as soon as practicable after such transaction has taken place;

          (d) to maintain books and records with respect to the Client's portfolio transactions and to surrender promptly to the Client any of such records upon the Client's request;

          (e) to render to the Board of Directors such periodic and special reports as the Board may reasonably request from time to time;

          (f) to perform its duties under this Agreement in conformity with the Client's Certificate of Incorporation, By-Laws and Form N-2 Registration Statement, with the requirements of applicable federal and state laws and regulations, with the requirements of the Internal Revenue Code affecting the Client's status as a regulated investment company, and with the instructions of the Board of Directors, all as may be amended from time to time;

          (g) to bear all expenses related to compensation of its employees and to its overhead in connection with its duties under this Agreement;

          (h) to maintain strict confidence in regard to the Account;

          (i) to notify the Client of any change in ownership of the Adviser in advance, if reasonable, and otherwise as soon as practicable after such change occurs; and

          (j) to indemnify the Client against any losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement of any material fact contained in any registration statement, prospectus, proxy statement, report or other document, or any amendment or supplement thereto, or arising out of or based upon any omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Client by the Adviser specifically for use in the preparation thereof.

     7.   The Client agrees:

          (a) to advise the Adviser of the investment objectives, policies and restrictions of the Client as they apply to the Account and of any changes or modifications therein and to notify the Adviser of any other changes in the Account, including any amendments to the Client's

Certificate of Incorporation or By-Laws, of which the Adviser would not otherwise have knowledge and which would be material to the Adviser;

          (b) to give the Adviser written notice of any investments made for the Account that the Client deems to be in violation of the investment objectives, policies or restrictions of the Client;

          (c) to maintain in strict confidence and for use only with respect to the Client all investment advice given by the Adviser; and

          (d) not to hold the Adviser, or any of its managers, officers or employees, liable under any circumstances for any error of judgment or other action taken or omitted by the Adviser in the good faith exercise of its powers hereunder, or arising out of an act or omission of the Custodian or of any broker or agent selected by the Adviser in good faith and in a commercially reasonable manner, excepting matters as to which the Adviser shall be finally adjudged to have been guilty of willful misfeasance, bad faith, gross negligence, reckless disregard of duty or breach of fiduciary duty involving personal misconduct (all as used in the Investment Company Act of 1940, as amended (the "1940 Act")).

     8.   The Client understands and agrees:

          (a) that the Adviser performs investment management services for various clients and that the Adviser may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Account, so long as it is the Adviser's policy, to the extent practical, to allocate investment opportunities to the Account over a period of time on a fair and equitable basis relative to other clients; and

          (b) that the Adviser shall have no obligation to purchase or sell for the Account any security which the Adviser, or its directors, officers or employees, may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of the Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Account.

     9. This Agreement shall remain in effect until November 9, 2000 and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by vote of a majority of outstanding voting securities (as used in the 1940 Act) of the Client or by the Board of Directors, together with, in each instance, the vote of a majority of those directors of the Client who are not interested persons (as used in the 1940 Act) of the Client or the Adviser cast in person at a meeting called for the purpose of voting on such continuance. The Client may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days' written notice to the Adviser either by majority vote of the Board of Directors or by the vote of a majority of the outstanding voting securities (as used in the 1940 Act) of the Client. The Adviser may at any time terminate this Agreement without payment of penalty on sixty days' written notice to the Client. This Agreement shall immediately terminate in the event of its assignment (as used in the 1940 Act).

    10. This Agreement shall be construed in accordance with the laws of the State of California and the applicable provisions of the 1940 Act. To the extent applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

    11. Each of the individuals whose signature appears below warrants that he has full authority to execute this Agreement on behalf of the party on whose behalf he has affixed his signature to this Agreement.


Dated:  November 9, 1998.

DRESDNER RCM GLOBAL INVESTORS            BERGSTROM CAPITAL CORPORATION
LLC

By:                                      By:
    ------------------------------           -------------------------------
Name:                                    Name:
     -----------------------------             -----------------------------
Title:                                   Title:
      ----------------------------              ----------------------------

                                SCHEDULE OF FEES

Effective Date:  November 9, 1998.

    (a) The fee for the period from the effective date referred to above to the end of the calendar quarter shall be obtained by multiplying the market value of cash and securities in the Account as of the close of business on the last day of the calendar quarter by one-fourth of the applicable annual fee rate(s) indicated below, prorated for the percentage of the calendar quarter which the Account is under management.

    (b) The fee for subsequent calendar quarters shall be obtained by multiplying the market value of cash and securities in the Account as of the close of business on the last day of the calendar quarter by one-fourth of the applicable annual fee rate(s) indicated below.

    (c) If the Investment Management and Advisory Agreement terminates prior to the end of a calendar quarter, the fee for the period from the beginning of such calendar quarter to the date of termination shall be obtained by multiplying the market value of cash and securities in the Account as of the close of business on the date of termination by one-fourth of the applicable annual fee rate(s) indicated below, prorated for the percentage of the calendar quarter which the Account is under management.

    (d) Shares of any investment company advised by the Adviser or any affiliate of the Adviser shall not be considered securities in the Account for purposes of the foregoing calculations.

    (e) All fees shall be payable upon receipt of a fee statement.

        Value of Securities and Cash                        Fee
        ----------------------------                        ---

        On the first $10,000,000 or fraction thereof .......  .70% annually
        On the next $10,000,000 or fraction thereof ........  .60% annually
        On the next $20,000,000 or fraction thereof ........  .50% annually
        On the next $20,000,000 or fraction thereof ........  .35% annually
        On the next $40,000,000 or fraction thereof ........  .30% annually
        On sums exceeding $100,000,000 .....................  .25% annually


Dated:  November 9, 1998.

DRESDNER RCM GLOBAL INVESTORS LLC        BERGSTROM CAPITAL CORPORATION


By:                                      By:
   -----------------------------------       -------------------------------
Name:                                    Name:
     ---------------------------------         -----------------------------
Title:                                   Title:
      --------------------------------         -----------------------------

                                   P R O X Y

                         BERGSTROM CAPITAL CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby appoints WILLIAM L. McQUEEN, PAMELA A. FIORINI and ELIZABETH C. HEDLUND, and each of them, with full power of substitution, as proxies for the undersigned, to vote, act and consent with respect to any and all shares of the Capital Stock, $1 par value, of Bergstrom Capital Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held in the Cutter Room, The Rainier Club, Fourth Avenue and Marion Street, Seattle, Washington, at 11:00 a.m., Seattle time, on November 9, 1998, and at any continuation or adjournment thereof, with all powers the undersigned would possess if personally present, upon such business as may properly come before the Meeting including the following:

1. Election of director (unless authority to vote for the nominee named below is withheld as provided below).

                                          FOR                 WITHHELD

           William H. Sperber             [_]                   [_]

2.   Ratification of selection of Deloitte & Touche LLP        FOR         AGAINST        ABSTAIN
     as independent accountants of the Company for             [_]           [_]            [_]
     the year ending December 31, 1998.

3.   Approval of new Investment Management and                 FOR         AGAINST        ABSTAIN
     Advisory Agreement with Dresdner RCM Global               [_]           [_]            [_]
     Investors LLC.

4. To vote in their discretion on such other matters as may properly come before the Meeting or any adjournment thereof.

This Proxy will be voted as directed. In the absence of direction, this Proxy will be voted FOR the nominee for election and FOR proposals 2 and 3.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement.

                                   DATED:                             , 1998
                                         -----------------------------

                                   -----------------------------------------

                                   -----------------------------------------
                                  (Please date and sign exactly as your name appears at left. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.)

                                  This Proxy covers shares registered as
                                  designated at left. Proxies for other
                                  forms of registration must be voted
                                  separately.



                STOCKHOLDERS ARE URGED TO MARK, SIGN AND RETURN
                 THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
                    PLEASE DO NOT FORGET TO DATE THIS PROXY.